EXHIBIT 99.1
                        INTERVEST BANCSHARES CORPORATION
                 10 ROCKEFELLER PLAZA/NEW YORK, N.Y. 10020-1903
                    TEL: (212) 218-2800/ FAX: (212) 218-2808

SUBSIDIARIES;                                    JEROME DANSKER  CHAIRMAN
INTERVEST NATIONAL BANK, MEMBER FDIC             LOWELL S. DANSKER VICE CHAIRMAN
BANKING OFFICES - NEW YORK / FLORIDA             LAWRENCE G. BERGMAN DIRECTOR
          ---------
INTERVEST SECURITIES CORPORATION
                MEMBER NASD/SIPC
          ---------
INTERVEST MORTGAGE CORPORATION


(BW)  (INTERVEST-BANCSHARES)  (IBCA)

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------

         REPORTS 56% INCREASE IN EARNINGS FOR THE SECOND QUARTER OF 2003
         ---------------------------------------------------------------
          Business Editors - New York - (Business Wire - July 15, 2003)

     Intervest Bancshares Corporation (NASDAQ: IBCA) (the "Company") today reported that its consolidated net earnings in the second quarter of 2003 increased to $2,566,000, from $1,644,000 in the second quarter of 2002. Earnings per share on a diluted basis increased to $0.45 in the second quarter of 2003, from $0.33 in the second quarter of 2002. The earnings per share computation for the 2003 period included a higher number of common shares outstanding resulting from the exercise of common stock warrants in the latter part of 2002.

     The Company's return on average assets and equity increased to 1.40% and 18.33%, respectively, in the second quarter of 2003, up from 1.10% and 15.42% in the same quarter of 2002.

     The improvement in quarterly earnings was attributable to increases in both the Company's net interest and dividend income and its noninterest income. Net interest and dividend income was higher by $1,028,000 reflecting growth in the Company's loan portfolio, while noninterest income increased by $798,000 due to higher income from loan prepayments as well as fees earned from loan commitments that expired during the period. These increases were partially offset by a $199,000 increase in noninterest expenses (most of which was attributable to the Company's growth) and a $701,000 increase in the provision for income taxes due to higher pre-tax income.

     Consolidated net earnings for the first half of 2003 increased to $4,367,000, or $0.77 per diluted share, from $2,892,000, or $0.60 per diluted share, in the first half of 2002. The improvement in earnings for the first half of 2003 was due to the same factors that contributed to the quarterly earnings increase discussed above. Net interest and dividend income increased by $2,227,000, while noninterest income increased by $853,000. These increases were partially offset by a $521,000 increase in noninterest expenses (most of which was attributable to the Company's growth) and a $1,082,000 increase in the provision for income taxes due to higher pre-tax income.

     Total consolidated assets at June 30, 2003 increased 9% to $749,777,000, from $685,979,000 at December 31, 2002, which is reflected in the increase in the Company's loan portfolio.

     Total consolidated loans, net of unearned fees, at June 30, 2003 increased 18% to $575,975,000, from $489,912,000 at year-end 2002. The increase was due to new commercial real estate and multifamily mortgage loan originations exceeding repayments.

     Total consolidated security investments at June 30, 2003 decreased 15% to $124,638,000, from $146,802,000 at December 31, 2002. The decrease was due to maturities and early calls of securities exceeding new investments, with the redeployment of the resulting funds into loan originations. At June 30, 2003, the securities portfolio was comprised of U.S. government agency debt obligations with an average remaining maturity of approximately 1.7 years. The Company normally invests in short-to-medium term security investments to emphasize liquidity.

                               NASDAQ SYMBOL: IBCA

     Total consolidated cash and other short-term investments at June 30, 2003 amounted to $33,405,000, compared to $30,849,000 at December 31, 2002.

     Total consolidated deposits at June 30, 2003 increased 9% to $553,388,000, from $505,958,000 at December 31, 2002, primarily reflecting increases in money market and certificate of deposit accounts of $6,872,000 and $38,730,000, respectively.

     Total consolidated borrowed funds (consisting almost entirely of subordinated debentures and related interest payable) amounted to $120,524,000 at June 30, 2003, compared to $113,568,000 at December 31, 2002. The increase reflected the sale of $7,500,000 of additional debentures and a net increase of $902,000 in accrued interest payable, partially offset by principal repayments during the period of $1,400,000. The sale of debentures was made by Intervest Mortgage Corporation (the Company's subsidiary) as part of that subsidiary's normal funding of mortgage loan originations.

     Total consolidated stockholders' equity at June 30, 2003 increased to $58,009,000, from $53,126,000 at December 31, 2002. Book value per common share increased to $12.23 at June 30, 2003, from $11.30 at December 31, 2002.

     On June 2, 2003, Intervest Bancshares Corporation completed the acquisition of Intervest Securities Corporation. Intervest Securities Corporation, an affiliated entity prior to the acquisition, is a broker/dealer registered in nine states and is an NASD and SIPC member firm. Intervest Securities Corporation has and will continue to participate as a selected dealer from time to time in offerings of debt securities of the Company, primarily those of Intervest Mortgage Corporation. Intervest Bancshares Corporation acquired all of the outstanding capital stock of Intervest Securities Corporation for 30,000 shares of its Class B common stock that was newly issued for this transaction. Intervest Securities Corporation, whose total assets consisted of approximately $218,000 of cash at the time of acquisition, is now a wholly owned subsidiary of Intervest Bancshares Corporation.

     Intervest Bancshares Corporation is a registered financial holding company. Its subsidiaries are: Intervest National Bank, a nationally chartered commercial bank, that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of five full-service banking offices in Clearwater and Pinellas County, Florida; Intervest Mortgage Corporation, a mortgage investment company; and Intervest Securities
Corporation, a registered broker/dealer. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution.

     Intervest Bancshares Corporation's Class A Common Stock is listed on the NASDAQ Small Cap: Trading Symbol IBCA.


This press release may contain forward-looking information. Except for historical information, the matters discussed in this press release are subject to certain risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions in the Company's market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans; and competition. Reference is made to the Company's filings with the Securities and Exchange Commission for further discussion of risks and uncertainties regarding the Company's business. Historical results are not necessarily indicative of the future prospects of the Company.

CONTACT: JEROME DANSKER, CHAIRMAN, INTERVEST BANCSHARES CORPORATION 10 Rockefeller Plaza, Suite 1015,
New York, New York  10020
(212-218-2800)  (Fax 212-218-2808)

              SELECTED CONSOLIDATED FINANCIAL INFORMATION FOLLOWS.

                                          INTERVEST BANCSHARES CORPORATION
                                          --------------------------------
                                     SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                                     QUARTER ENDED              SIX-MONTHS ENDED
(Dollars in thousands, except per share amounts)                        JUNE 30,                    JUNE 30,
                                                               --------------------------  -------------------------
                                                                   2003          2002          2003         2002
-------------------------------------------------------------  ------------  ------------  ------------  -----------
SELECTED OPERATING DATA:
Interest and dividend income. . . . . . . . . . . . . . . . .  $    12,470   $    11,008   $    24,095   $   20,719
Interest expense. . . . . . . . . . . . . . . . . . . . . . .        6,964         6,530        13,752       12,603
                                                               ------------  ------------  ------------  -----------
Net interest and dividend income                                     5,506         4,478        10,343        8,116
Provision for loan loss reserves. . . . . . . . . . . . . . .          430           426           774          772
                                                               ------------  ------------  ------------  -----------
Net interest and dividend income
    after provision for loan loss reserves  . . . . . . . . .        5,076         4,052         9,569        7,344
Noninterest income. . . . . . . . . . . . . . . . . . . . . .        1,176           378         1,505          652
Noninterest expenses. . . . . . . . . . . . . . . . . . . . .        1,879         1,680         3,663        3,142
                                                               ------------  ------------  ------------  -----------
Earnings before taxes . . . . . . . . . . . . . . . . . . . .        4,373         2,750         7,411        4,854
                                                               ------------  ------------  ------------  -----------
Provision for income taxes. . . . . . . . . . . . . . . . . .        1,807         1,106         3,044        1,962
                                                               ------------  ------------  ------------  -----------
NET EARNINGS. . . . . . . . . . . . . . . . . . . . . . . . .  $     2,566   $     1,644   $     4,367   $    2,892
                                                               ============  ============  ============  ===========

BASIC EARNINGS PER SHARE. . . . . . . . . . . . . . . . . . .  $       .55   $       .42   $       .93   $      .74
DILUTED EARNINGS PER SHARE. . . . . . . . . . . . . . . . . .  $       .45   $       .33   $       .77   $      .60

Adjusted net earnings for diluted earnings per share (1). . .  $     2,683   $     1,752   $     4,598   $    3,105
Weighted-average common shares and common
 equivalent shares outstanding for computing:
    Basic earnings per share. . . . . . . . . . . . . . . . .    4,714,344     3,959,542     4,708,747    3,930,577
    Diluted earnings per share (2). . . . . . . . . . . . . .    5,990,458     5,330,009     5,958,600    5,207,656
Common shares outstanding at end of period. . . . . . . . . .    4,744,235     4,005,279     4,744,235    4,005,279
Common stock warrants outstanding at end of period. . . . . .    1,744,810     2,544,568     1,744,810    2,544,568

Net interest margin . . . . . . . . . . . . . . . . . . . . .         3.06%         3.10%         2.96%        3.00%
Return on average assets (3). . . . . . . . . . . . . . . . .         1.40%         1.10%         1.21%        1.03%
Return on average equity (3). . . . . . . . . . . . . . . . .        18.33%        15.42%        15.92%       13.86%
Efficiency ratio (4). . . . . . . . . . . . . . . . . . . . .           28%           35%           31%          36%

                                                                AT JUN 30,    AT DEC 31,    AT JUN 30,
                                                               ------------  ------------  ------------
SELECTED FINANCIAL CONDITION INFORMATION:                          2003          2002          2002
                                                               ------------  ------------  ------------
  Total assets. . . . . . . . . . . . . . . . . . . . . . . .  $   749,777   $   685,979   $   628,157
  Total cash and short-term investments . . . . . . . . . . .       33,405        30,849        26,369
  Total securities available for sale . . . . . . . . . . . .            -             -         5,646
  Total securities held to maturity . . . . . . . . . . . . .      121,833       145,694       128,766
  Total Federal Reserve and Federal Home Loan Bank stock. . .        2,805         1,108         1,104
  Total loans, net of unearned fees . . . . . . . . . . . . .      575,975       489,912       449,771
  Total deposits. . . . . . . . . . . . . . . . . . . . . . .      553,388       505,958       465,753
  Total borrowed funds and related accrued interest payable .      120,524       113,568       104,246
  Total stockholders' equity. . . . . . . . . . . . . . . . .       58,009        53,126        44,155
  Total allowance for loan loss reserves. . . . . . . . . . .        5,385         4,611         4,109
  Total nonperforming loans . . . . . . . . . . . . . . . . .            -             -             -
  Total loan chargeoffs . . . . . . . . . . . . . . . . . . .            -           150           150
  Total loan recoveries . . . . . . . . . . . . . . . . . . .            -           107           107
  Total foreclosed real estate. . . . . . . . . . . . . . . .            -         1,081         1,081
  Book value per common share . . . . . . . . . . . . . . . .        12.23         11.30         11.02
  Allowance for loan loss reserves/nonperforming loans. . . .           NA            NA            NA
  Allowance for loan loss reserves/net loans. . . . . . . . .         0.93%         0.94%         0.91%

(1) Net earnings plus interest expense on dilutive convertible debentures, net of taxes, that would not occur if they were assumed converted.

(2) Diluted EPS includes shares that would be outstanding if dilutive common stock warrants and convertible debentures were assumed to be exercised/converted during the period. Warrants to purchase 1,132,000 shares of common stock at prices ranging from $10.00 to $10.01 per share were not considered in the 2002 six-month computation because their exercise price per share exceeded the average market price of Class A common stock during the period. All outstanding warrants were considered for the remaining EPS computations.

     Convertible debentures (principal and accrued interest) outstanding at June 30, 2003 and June 30, 2002 totaling $9,846,000 and $9,535,000, respectively, were convertible into common stock at a price of $10.01 per share, which resulted in additional common shares of approximately 984,000 in the 2003 EPS computations and 953,000 in the 2002 EPS computations.

(3)  Ratios  have  been  annualized.

(4) Defined as noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.

                                            INTERVEST BANCSHARES CORPORATION
                                            --------------------------------
                                           CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                                At or For The Period Ended
                                                                     --------------------------------------------------
                                                                      6 Months       Year         Year         Year
                                                                        Ended        Ended        Ended        Ended
                                                                       Jun 30,      Dec 31,      Dec 31,      Dec 31,
($in thousands, except per share amounts)                               2003         2002         2001         2000
-------------------------------------------------------------------  -----------  -----------  -----------  -----------
BALANCE SHEET HIGHLIGHTS:
Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  749,777   $  685,979   $  512,622   $  416,927
Asset growth rate . . . . . . . . . . . . . . . . . . . . . . . . .           9%          34%          23%          22%
Total loans, net. . . . . . . . . . . . . . . . . . . . . . . . . .  $  575,975   $  489,912   $  368,526   $  266,326
Loan growth rate. . . . . . . . . . . . . . . . . . . . . . . . . .          18%          33%          38%          25%
Total deposits. . . . . . . . . . . . . . . . . . . . . . . . . . .  $  553,388   $  505,958   $  362,437   $  300,241
Deposit growth rate . . . . . . . . . . . . . . . . . . . . . . . .           9%          40%          21%          49%
Loans/deposits (Intervest National Bank). . . . . . . . . . . . . .          82%          76%          79%          67%
Borrowed funds and related accrued interest payable . . . . . . . .  $  120,524   $  113,568   $   99,910   $   72,813
Stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . .  $   58,009   $   53,126   $   40,395   $   36,228
Common shares outstanding (1) . . . . . . . . . . . . . . . . . . .   4,744,235    4,703,087    3,899,629    3,899,629
Common book value per share . . . . . . . . . . . . . . . . . . . .  $    12.23   $    11.30   $    10.36   $     9.29
Market price per common share . . . . . . . . . . . . . . . . . . .  $    12.20   $    10.80   $     7.40   $     3.75
-----------------------------------------------------------------------------------------------------------------------
ASSET QUALITY HIGHLIGHTS
Nonperforming loans . . . . . . . . . . . . . . . . . . . . . . . .  $        -   $        -   $    1,243   $        -
Allowance for loan loss reserves. . . . . . . . . . . . . . . . . .  $    5,385   $    4,611   $    3,380   $    2,768
Loan recoveries (2) . . . . . . . . . . . . . . . . . . . . . . . .  $        -   $      107            -            -
Loan chargeoffs (3) . . . . . . . . . . . . . . . . . . . . . . . .  $        -   $      150            -            -
Foreclosed real estate. . . . . . . . . . . . . . . . . . . . . . .  $        -   $    1,081            -            -
Allowance for loan losses reserves/net loans. . . . . . . . . . . .        0.93%        0.94%        0.92%        1.04%
-----------------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS HIGHLIGHTS:
Interest and dividend income. . . . . . . . . . . . . . . . . . . .  $   24,095   $   43,479   $   35,462   $   31,908
Interest expense. . . . . . . . . . . . . . . . . . . . . . . . . .      13,752       26,325       24,714       23,325
                                                                     -----------  -----------  -----------  -----------
Net interest and dividend income. . . . . . . . . . . . . . . . . .      10,343       17,154       10,748        8,583
Provision for loan loss reserves. . . . . . . . . . . . . . . . . .         774        1,274          612          275
Noninterest income. . . . . . . . . . . . . . . . . . . . . . . . .       1,505        2,218        1,655          983
Noninterest expenses. . . . . . . . . . . . . . . . . . . . . . . .       3,663        6,479        5,303        4,568
Provision for income taxes. . . . . . . . . . . . . . . . . . . . .       3,044        4,713        2,710        1,909
                                                                     -----------  -----------  -----------  -----------
Earnings before extraordinary item. . . . . . . . . . . . . . . . .       4,367        6,906        3,778        2,814
Extraordinary item, net of tax (4). . . . . . . . . . . . . . . . .           -            -            -         (206)
                                                                     -----------  -----------  -----------  -----------
Net earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    4,367   $    6,906   $    3,778   $    2,608
                                                                     -----------  -----------  -----------  -----------
Basic earnings per share. . . . . . . . . . . . . . . . . . . . . .  $      .93   $     1.71   $      .97   $      .67
Diluted earnings per share. . . . . . . . . . . . . . . . . . . . .  $      .77   $     1.37   $      .97   $      .67
Adjusted net earnings used to calculate diluted earnings per share.  $    4,598   $    7,342   $    3,778   $    2,608
Average common shares used to calculate:
    Basic earnings per share. . . . . . . . . . . . . . . . . . . .   4,708,747    4,043,619    3,899,629    3,884,560
    Diluted earnings per share. . . . . . . . . . . . . . . . . . .   5,958,600    5,348,121    3,899,629    3,884,560
Net interest margin . . . . . . . . . . . . . . . . . . . . . . . .        2.96%        2.88%        2.47%        2.34%
Return on average assets (5). . . . . . . . . . . . . . . . . . . .        1.21%        1.13%        0.85%        0.69%
Return on average equity (5). . . . . . . . . . . . . . . . . . . .       15.92%       15.56%        9.94%        7.48%
Efficiency ratio (6). . . . . . . . . . . . . . . . . . . . . . . .          31%          33%          43%          48%
Full-service banking offices. . . . . . . . . . . . . . . . . . . .           6            6            6            6

(1) The increase in shares outstanding in 2003 was due to the following: 5,200 from the exercise of Class A common stock warrants; 5,948 from the conversion of convertible debentures; and 30,000 from newly issued Class B common ctock in connection with the acquisition of Intervest Securities Corporation. The increase in 2002 from 2001 was all due from the exercise of Class A common stock warrants.
(2) The amount for 2002 represents proceeds received from the sale of collateral from a loan that was charged off prior to 1997.
(3) The amount for 2002 represents a chargeoff taken in connection with the transfer of a nonperforming loan to foreclosed real estate.
(4)  Represents a charge, net of taxes, from the early retirement of debentures.
(5)  The  returns  for  the six-months ended June 30, 2003 have been annualized.
(6) Defined as noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.


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